Exhibit 99.1

TARP FIRST FISCAL YEAR CERTIFICATION

I, Lynn B. Fuller, certify, based on my knowledge, that:

(i)
The compensation committee of Heartland Financial USA, Inc. has discussed, reviewed, and evaluated with senior risk officers at least every six months during the period beginning September 14, 2009, and ending December 31, 2009 (applicable period), senior executive officer (SEO) compensation plans and employee compensation plans and the risks these plans pose to Heartland Financial USA, Inc..

(ii)
The compensation committee of Heartland Financial USA, Inc. has identified and limited during any part of the applicable period the features in the SEO compensation plans that could lead SEOs to take unnecessary and excessive risks that could threaten the value of Heartland Financial USA, Inc. and has identified any features in the employee compensation plans that pose risks to Heartland Financial USA, Inc. and has limited those features to ensure that Heartland Financial USA, Inc. is not unnecessarily exposed to risks.

(iii)
The compensation committee of Heartland Financial USA, Inc. has reviewed, at least every six months during the applicable period, the terms of each employee compensation plan and identified any features of the plan that could encourage the manipulation of reported earnings of Heartland Financial USA, Inc. to enhance the compensation of any employee, and has limited any such features.

(iv)	The compensation committee of Heartland Financial USA, Inc. will certify to the reviews of the SEO compensation plans and employee compensation plans required under (i) and (iii) above.

(v)
The compensation committee of Heartland Financial USA, Inc. will provide a narrative description of how it limited, during any part of the most recently completed fiscal year that was a TARP period, the features in

(A)	SEO compensation plans that could lead SEOs to take unnecessary and excessive risks that could threaten the value of Heartland Financial USA, Inc.;

(B)	Employee compensation plans that unnecessarily expose Heartland Financial USA, Inc. to risks; and

(C)	Employee compensation plans that could encourage the manipulation of reported earnings of Heartland Financial USA, Inc. to enhance the compensation of an employee.

(vi)
Heartland Financial USA, Inc. has required that bonus payments, as defined in the regulations and guidance established under section 111 of EESA (bonus payments), be subject to a recovery or “clawback” provision during any part of the most recently completed fiscal year that was a TARP period if the bonus payments were based on materially inaccurate financial statements or any other materially inaccurate performance metric criteria.

(vii)
Heartland Financial USA, Inc. has prohibited any golden parachute payment, as defined in the regulations and guidance established under section 111 of EESA, to a SEO or any of the next five most highly compensated employees during the period beginning June 15, 2009, and ending December 31, 2009.

(viii)
Heartland Financial USA, Inc. has limited bonus payments to its applicable employees in accordance with section 111 of EESA and the regulations and guidance established thereunder during the period beginning on June 15, 2009, and ending December 31, 2009.

(ix)
The board of directors of Heartland Financial USA, Inc. has established an excessive or luxury expenditures policy, as defined in the regulations and guidance established under Section 111 of EESA, has provided this policy to Treasury and its primary regulatory agency, and Heartland Financial USA, Inc. and its employees have complied with this policy during the period beginning on June 15, 2009, and ending December 31, 2009; and any expenses requiring approval of the board of directors, a committee of the board of directors, an SEO, or an executive officer with a similar level of responsibility were properly approved.

(x)
Heartland Financial USA, Inc. will permit a non-binding shareholder resolution in compliance with any applicable federal securities rules and regulations on the disclosures provided under the federal securities laws related to SEO compensation paid or accrued during any part of 2009.

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(xi)
Heartland Financial USA, Inc. will disclose the amount, nature, and justification for the offering, during the period beginning on June 15, 2009, and ending December 31, 2009, of any perquisites, as defined in the regulations and guidance established under section 111 of EESA, whose total value exceeds $25,000 for any employee who is subject to the bonus payment limitations identified in paragraph (viii).

(xii)
Heartland Financial USA, Inc. will disclose whether Heartland Financial USA, Inc., the board of directors of Heartland Financial USA, Inc., or the compensation committee of Heartland Financial USA, Inc. has engaged during the period beginning on June 15, 2009, and ending with December 31, 2009, a compensation consultant; and the services the compensation consultant or any affiliate of the compensation consultant provided during this period.

(xiii)
Heartland Financial USA, Inc. has prohibited the payment of any gross-ups, as defined in the regulations and guidance established under section 111 of EESA, to the SEOs and the next twenty most highly compensated employees during the period beginning on June 15, 2009, and ending December 31, 2009.

(xiv)
Heartland Financial USA, Inc. has substantially complied with all other requirements related to employee compensation that are provided in the agreement between Heartland Financial USA, Inc. and Treasury, including any amendments.

(xv)
Heartland Financial USA, Inc. has submitted to Treasury a complete and accurate list of the SEOs and the twenty next most highly compensated employees for the current fiscal year, with the non-SEOs ranked in descending order of level of annual compensation, and with the name, title, and employer of each SEO and most highly compensated employee identified.

(xvi)	I understand that a knowing and willful false or fraudulent statement made in connection with this certification may be punished by fine, imprisonment, or both.

/S/ Lynn B. Fuller	Date: March 16, 2010
Lynn B. Fuller, CEO